EXHIBIT 10.6

ZIONS BANCORPORATION

2005 MANAGEMENT INCENTIVE COMPENSATION PLAN

1.	PURPOSE

The purpose of the Plan is to promote the interests of the Company and its affiliates by attracting and retaining an outstanding senior executive management team. Awards payable under this Plan are designed to be qualified performance-based compensation within the meaning of Section 162(m) of the Code.

2.	DEFINITIONS

(a) “Adjusted Operating Income” means, for any Plan year, the Company’s consolidated income from continuing operations before income taxes and minority interest, as determined in accordance with GAAP.

(b) “Affiliate” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(c) “Award” means that portion, if any, of a Maximum Award that is granted by the Committee to a Covered Employee with respect to a Plan Year.

(d) “Board” means the Company’s Board of Directors.

(e) “CEO” means the Company’s chief executive officers during each Plan Year. If more than one person serves as the Company’s chief executive officer during a Plan Year, the term “CEO” shall mean each of such persons.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the Executive Compensation Committee of the Board or such other committee or sub-committee consisting of two or more members of the Board, selected by the Board, each of which members shall be an “Outside Director” for purposes of Section 162(m) of the Code.

(h) “Company” means Zions Bancorporation.

(i) “Covered Employee” means (i) the CEO, and (ii) the four (4) most highly compensated executive officers of the Company (as defined in Rule 3b-7 under the Exchange Act) other than the CEO on the last day of each Plan Year. Covered Employees may be officers of the Company or its Affiliates.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “GAAP” means United States generally accepted accounting principles.

(l) “Maximum Award” for each Covered Employee means 1% of Adjusted Operating Income.

(m) “Plan” refers to this 2005 Management Incentive Compensation Plan of the Company.

(n) “Plan Year” refers to each annual fiscal year of the Company.

3.	ADMINISTRATION

The Plan will be administered by the Committee. The Committee will be determine the amount of Awards, if any, to be granted under the Plan to the Covered Employees for the Plan Year subject to the terms and conditions set forth in the Plan and to other terms and conditions established by the Committee that are consistent with the purpose and provisions of the Plan.

The Committee may prescribe, amend or rescind such rules, regulations, policies, interpretations and guides as deemed appropriate for the proper and effective administration of the Plan.

No member of the Committee or employee of the Company will be personally liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan. All decisions, determinations and interpretations of the Committee will be final and binding.

4.	DETERMINATION OF ADJUSTED OPERATING INCOME AND MAXIMUM AWARDS

After the end of each Plan Year, the Company shall compute the Adjusted Operating Income for that Plan Year and the Maximum Award for each Covered Employee for that Plan Year. The Committee will certify, in writing and prior to the grant of any Awards for a given Plan Year, the Maximum Award for each Covered Employee and the total amount of Adjusted Operating Income for the Plan Year.

5.	GRANT OF AWARDS

After the computations, reports and certifications prescribed under Section 4 have been made, the Committee, in its sole discretion, shall determine the amounts, if any, of the Maximum Award to be granted to each of the Covered Employees as an Award for that Plan Year taking into account such factors as it deems relevant, including, without limitation: (i) the Adjusted Operating Income for the Plan Year; and (ii) a subjective evaluation of various factors, including salaries paid to senior managers with comparable qualifications, experiences and responsibilities at other institutions, individual job performance, local market conditions and the Committee’s perception of the overall financial performance of the Company (particularly operating results).

In no event shall any Award to a Covered Employee under the Plan in any Plan Year exceed such Covered Employee’s Maximum Award. The Committee shall have no obligation to disburse the full amount of a Maximum Award for any Plan Year, and amounts of a Covered Employee’s Maximum Award for a Plan Year that are not actually granted as an Award may not be re-allocated to other Covered Employees or utilized for Awards in other Plan Years.

6.	PAYMENT OF AWARDS

The Award, if any, earned by and granted to a Covered Employee will paid following the close of the applicable Plan Year and the certification by the Committee described in Section 4 above and at approximately the same time discretionary annual bonuses are paid to other executive officers of the Company.

7.	DEFERRAL OF AWARDS

A Covered Employee may elect in writing to defer receipt of all or a portion of an Award earned for a specified time as permitted under the terms of any Company sponsored plan that permits a Covered Employee to defer the Award provided herein.

8.	TERMINATION OF EMPLOYMENT

In the event of termination of employment of a Covered Employee, voluntarily or by the actions of the Company, with or without cause, for any reason, at any time before payment of the Award, the Covered Employee will forfeit all rights to any Award, except to the extent (a) the Covered Employee is entitled to payment of the Award pursuant to any change in control, employment or similar agreement to which the Company or an Affiliate is party or (b) the Committee in its sole discretion determines otherwise.

9.	ADJUSTMENTS UPON CERTAIN CORPORATE TRANSACTIONS

In the event of a reorganization, merger, consolidation or similar transaction in which the Company is not the surviving corporation, or upon the sale of substantially all the assets of the Company to another corporation, or upon the dissolution or liquidation of the Company, then the Company or a successor corporation, if any, may continue the Plan and, if not, the Plan will terminate on the effective date of such transaction. Provision will be made for determining the amount of cash payable for all Awards for a Plan Year which will end after such event based on the portion of the Plan Year occurring prior to such event, unless provisions are made for the continuance of the Plan and the assumption or substitution for such Awards of an equivalent value by the successor corporation or the Committee in its sole discretion determines otherwise.

Adjustments under this section will be made by the Committee whose determination as to what adjustments will be made will be final, binding and conclusive.

10.	GENERAL PROVISIONS

(a) No Right to Participate. Nothing in the Plan will be deemed to give a Covered Employee, his or her legal representative or any other person or entity claiming under or through a Covered Employee, any contract or right to participate in the benefits of the Plan.

(b) No Employment Right. Participation in the Plan will not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company will continue to employ any individual.

(c) Nontransferability. Neither a Covered Employee nor any designated beneficiary of a Covered Employee shall have any right to assign, transfer, attach or hypothecate any benefits or payments under the Plan.

(d) Withholding. The Company has the right to deduct any amount required to be withheld under applicable federal, state or local tax laws with respect to the payment of any Award.

(e) Restricted Liability. Payments held by the Company before distribution will not be liable for the debts, contracts or obligations of any Covered Employee or beneficiary, or be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding.

(f) Nonexclusive. This Plan does not constitute the exclusive means by which Covered Employees may receive incentive compensation.

(g) Change in Control Agreements. Compensation under the Plan shall be treated in the same manner as annual bonuses for all purposes of any change in control, employment or similar agreement between the Company and a Covered Employee.

11.	AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

Subject to Section 12 below, the Company may amend, suspend or terminate the Plan at any time. The Committee will determine the effect on Awards that may be affected by such event and make adjustments and/or payments as it, in its sole discretion, determines appropriate.

12.	EFFECTIVE DATE AND STOCKHOLDER APPROVAL

Upon its approval by stockholders at the Company’s 2005 annual meeting, this Plan will become effective retroactively as of January 1, 2005. Awards granted to Covered Employees shall be subject to, and contingent upon, the disclosure to the stockholders of the Company of the material terms of this Plan and stockholder approval of such terms. Such stockholder approval shall be required each time the Committee changes the definitions of Covered Employee, Adjusted Operating Income or Maximum Award under this Plan or changes other material terms under this Plan that would cause the Maximum Award to not continue to be considered a performance goal under Section 162(m) of the Code.